As filed with the Securities and Exchange Commission on April 30, 2021
Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOTAL SE
(Exact Name of Registrant as Specified in Its Charter)

Republic of France
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
+33 (0)1 47 44 45 46
(Address and Telephone Number of Registrant’s Principal Executive Offices)
TOTAL CAPITAL	TOTAL CAPITAL CANADA LTD.	TOTAL CAPITAL INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Republic of France	Alberta, Canada	Republic of France
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
2, place Jean Millier La Défense 6 92400 Courbevoie France +33(0)1 47 44 45 46	2900, 240 — 4th Avenue SW Calgary, Alberta T2P 4H4 Canada +1 403 571 7599	2, place Jean Millier La Défense 6 92400 Courbevoie France +33(0)1 47 44 45 46
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Address and Telephone Number of the Registrant’s Principal Executive Offices)	(Address and Telephone Number of Registrant’s Principal Executive Offices)

Corporation Service Company
19 West 44th Street, Suite 200,
New York, NY 10036
+1 800 927 9801
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Aurélien Hamelle Group General Counsel TOTAL SE Tour Coupole 2, place Jean Millier Arche Nord Coupole/Regnault 92078 Paris La Défense Cedex France +33(0)1 47 44 45 46	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Roberto Luís Reyes Gaskin Latham & Watkins 45, rue Saint-Dominique Paris 75007 France +33(1) 40 62 20 62	Antoine Larenaudie Group Treasurer TOTAL SE Tour CBX 1, Passerelle des Reflets 92400 Courbevoie France +33(0)1 47 44 45 46
Andrew A. Bernstein
Cleary Gottlieb Steen & Hamilton LLP
12, rue de Tilsitt
75008 Paris
France
011-331-4074-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Price Per Security/ Proposed Maximum Offering Price	Amount of Registration Fee
(Guaranteed) Debt Securities	(1)(2)	$ (3)

(1)
Omitted pursuant to Form F-3 General Instruction II.F.

(2)
An unspecified amount of securities is being registered as may from time to time be offered at unspecified prices.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of the entire registration fee.

PROSPECTUS
TOTAL SE

TOTAL CAPITAL
FULLY AND UNCONDITIONALLY GUARANTEED
by
TOTAL SE

TOTAL CAPITAL CANADA LTD.
FULLY AND UNCONDITIONALLY GUARANTEED
by
TOTAL SE

TOTAL CAPITAL INTERNATIONAL
FULLY AND UNCONDITIONALLY GUARANTEED
by
TOTAL SE

(GUARANTEED) DEBT SECURITIES
TOTAL SE, Total Capital, Total Capital Canada Ltd. or Total Capital International may offer and sell debt securities from time to time in one or more offerings using this prospectus. Debt securities offered by Total Capital, Total Capital Canada Ltd. and/or Total Capital International using this prospectus will be fully and unconditionally guaranteed by TOTAL SE, and are referred to as guaranteed debt securities in this prospectus.
This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves certain risks. See “Risk Factors” beginning on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 30, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a shelf registration process. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings as described in the prospectus. This prospectus provides you with a general description of the securities we may offer. Each time TOTAL SE, Total Capital, Total Capital Canada Ltd. or Total Capital International offers and sells securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or the free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference”.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, the terms “we”, “our” and “us” refer to TOTAL SE or, in connection with an offering by Total Capital, both TOTAL SE and Total Capital or, in connection with an offering by Total Capital Canada Ltd., both TOTAL SE and Total Capital Canada Ltd. or, in connection with an offering by Total Capital International, both TOTAL SE and Total Capital International, “TOTAL” refers to TOTAL SE, the “Total Group” refers to TOTAL and its direct and indirect consolidated subsidiaries, “Total Capital” refers to Total Capital, “Total Canada” refers to Total Capital Canada Ltd. and “Total Capital International” refers to Total Capital International. Any debt securities of Total Capital, Total Canada or Total Capital International that are offered using this prospectus will be fully and unconditionally guaranteed by TOTAL, and are referred to as guaranteed debt securities.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
TOTAL is a European company (Societas Europaea or SE) incorporated under the laws of France and Total Capital and Total Capital International are sociétés anonymes, each incorporated under the laws of France. Total Canada is a corporation incorporated under the laws of Alberta, Canada. Many of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in France and Canada. In addition, although we have assets in the United States, a large portion of our assets and the assets of our directors and officers is located outside of the United States. As a result, although we have appointed Corporation Service Company, 19 West 44th Street, Suite 200, New York, NY 10036 as agent for service of process under the registration statement to which this prospectus relates, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:
•
to effect service within the United States upon us or our directors and officers located outside the United States;

•
to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in the U.S. courts;

•
to bring an original action in a French court to enforce such liabilities against us or those persons; and

•
to enforce against us or those persons in France, Canada or in other jurisdictions outside the United States, in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon such liabilities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
TOTAL files annual reports and other reports and information with the SEC. The SEC maintains a web site that contains reports and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.total.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
TOTAL’s American depositary shares are listed on the New York Stock Exchange. The principal trading market for TOTAL’s shares is Euronext Paris. TOTAL’s shares are also listed on Euronext Brussels and the London Stock Exchange. You can consult reports and other information about TOTAL that it files pursuant to the rules of the New York Stock Exchange at such exchange.
TOTAL has filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement are part of a registration statement and do not contain all of the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a statement is made in this prospectus or any prospectus supplement about these documents, the statement is only a summary and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of all of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow TOTAL to “incorporate by reference” into this prospectus the information in documents filed with the SEC. This means that TOTAL can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
the Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 31, 2021; and

•
the report on Form 6-K furnished to the SEC on April 29, 2021.

All reports and other documents TOTAL subsequently files pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Furthermore, TOTAL incorporates by reference any reports on Form 6-K furnished to the SEC by TOTAL pursuant to the Exchange Act prior to the termination of this offering that indicate on their cover page that they are incorporated by reference in this prospectus.

The Annual Report on Form 20-F of TOTAL for the year ended December 31, 2020 contains a summary description of TOTAL’s business and audited consolidated financial statements with an auditors’ report by TOTAL’s independent registered public accounting firms. These financial statements were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and IFRS as adopted by the European Union, which we refer to herein as “IFRS”.
Each person, including any beneficial owner, to whom a prospectus is delivered, may request a copy of any or all of the information that has been incorporated by reference in this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning TOTAL at the following address:
TOTAL SE
Tour Coupole
2, place Jean Millier
Arche Nord Coupole/Regnault
92078 Paris La Défense Cedex
France
+33 (0)1 47 44 45 46

TOTAL SE
TOTAL was incorporated on March 28, 1924 and has a duration until March 28, 2119, unless earlier dissolved or extended to a later date. With a presence in more than 130 countries, TOTAL is a broad energy company that produces and markets fuels, natural gas and electricity. TOTAL’s model of value creation is based on integration across the energy value chain, from exploration and production of oil, gas and electricity to energy distribution to the end customer, and including refining, liquefaction, petrochemicals, trading, and energy transportation and storage. As of December 31, 2020, the Group’s organization is centered around four business segments: Integrated Gas, Renewables & Power, Exploration & Production, Refining & Chemicals and Marketing & Services.

TOTAL CAPITAL
Total Capital is a wholly owned indirect subsidiary of TOTAL, other than certain shares held by its directors. It was incorporated as a société anonyme under the laws of France on December 15, 1999 under the name of DAJA 22, renamed TotalFinaElf Capital on July 17, 2000 and renamed Total Capital on May 6, 2003 and has a duration until December 15, 2098. Total Capital is a financing vehicle for the Total Group and issues debt securities and commercial paper on behalf of the Total Group. Total Capital lends substantially all proceeds of its borrowings to the Total Group. TOTAL will fully and unconditionally guarantee any guaranteed debt securities issued by Total Capital as to payment of principal, premium, if any, interest and any other amounts due.

TOTAL CAPITAL CANADA LTD.
Total Canada is a wholly owned subsidiary of TOTAL. It was incorporated on April 9, 2007 under the Business Corporations Act (Alberta). Total Canada is a financing vehicle for the Total Group and issues debt securities and commercial paper on behalf of the Total Group. Total Canada lends substantially all proceeds of its borrowings to the Total Group. TOTAL will fully and unconditionally guarantee any guaranteed debt securities issued by Total Canada as to payment of principal, premium, if any, interest and any other amounts due.

TOTAL CAPITAL INTERNATIONAL
Total Capital International is a wholly owned subsidiary of TOTAL, other than certain shares held by its directors. It was incorporated as a société anonyme under the laws of France on December 13, 2004 under the name of DAJA 56 and renamed Total Capital International on May 5, 2011 and has a duration until December 13, 2103. Total Capital International is a financing vehicle for the Total Group and issues debt securities on behalf of the Total Group. Total Capital International lends substantially all proceeds of its borrowings to the Total Group. TOTAL will fully and unconditionally guarantee any guaranteed debt securities issued by Total Capital International as to payment of principal, premium, if any, interest and any other amounts due.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Risks relating to TOTAL’s Business
You should read “Risk Factors” in TOTAL’s Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus, for information on risks relating to TOTAL’s business.
Risks related to the offering and owning the debt securities
Since TOTAL is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on the debt securities and the guarantee is subordinated to the other liabilities of TOTAL’s subsidiaries.
TOTAL is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. TOTAL’s principal source of income is the dividends and distributions it receives from its subsidiaries. TOTAL’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. TOTAL’s subsidiaries are not guarantors on the debt securities we may offer, with any of TOTAL, Total Capital, Total Canada or Total Capital International as issuer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to TOTAL. Claims of the creditors of TOTAL’s subsidiaries have priority as to the assets of such subsidiaries over the claims of creditors of TOTAL. Consequently, holders of TOTAL’s debt securities or Total Capital’s debt securities, Total Canada’s debt securities or Total Capital International’s debt securities, in each case, that are guaranteed by TOTAL, are in fact structurally subordinated, on TOTAL’s insolvency, to the prior claims of the creditors of TOTAL’s subsidiaries.
In addition, some of TOTAL’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets would fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. For example, French law prohibits those subsidiaries incorporated in France from paying dividends unless these payments are made out of distributable profits. These profits consist of accumulated, realized profits, which have not been previously utilized, less accumulated, realized losses, which have not been previously written off. Other statutory and general law obligations may also affect the ability of directors of TOTAL’s subsidiaries to declare dividends and the ability of our subsidiaries to make payments to us on account of intercompany loans.
Since the debt securities are unsecured, your right to receive payments may be adversely affected.
The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations, and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness (save for certain mandatory exceptions provided by French and Canadian law). If any of TOTAL, Total Capital, Total Canada or Total Capital International, as issuer of the debt securities, defaults on the debt securities (or the guarantee in the case of TOTAL if it is relevant), or after bankruptcy, liquidation or reorganization, then, to the extent the relevant obligor has granted security over its assets, the assets that secure that entity’s debts will be used to satisfy the obligations under that secured debt before the obligor can make payment on the debt securities or the guarantee. There may only be limited assets available to make payments on the debt securities or the guarantee in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness (save for certain mandatory exceptions provided by French and Canadian law).

At any point in time there may or may not be an active trading market for the debt securities.
At any point in time there may or may not be an active trading market for the debt securities. Unless indicated otherwise in the applicable prospectus supplement, the debt securities that we offer will not be listed on any securities exchange or made available for quotation on any automated interdealer quotation system. In addition, underwriters, broker-dealers and agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities may be discontinued at any time without notice. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Among the factors that could cause the debt securities to trade at a discount are: an increase in prevailing interest rates; a decline in our credit worthiness; the time remaining to the maturity; a weakness in the market or investor demand for our securities and similar securities; and declining general economic conditions.
Transactions in the debt securities could be subject to the European financial transaction tax, if adopted.
On February 14, 2013, the European Commission adopted a proposal for a Council Directive (the “Draft Directive”) on a common financial transaction tax (“FTT”). According to the Draft Directive, the FTT should be implemented in eleven EU Member States (Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Spain, Slovakia and Slovenia; the “Participating Member States”). However, in March 2016, Estonia officially indicated that it would no longer be a Participating Member State.
The Draft Directive has very broad scope and could, if introduced in its current form, impose a tax at generally not less than 0.1%, generally determined by reference to the amount of consideration paid, on certain dealings in the debt securities (including secondary market transactions) in certain circumstances, save primary market transactions referred to in Article 5(c) of Regulation (EC) No. 1287/2006 which are expected to be exempt.
According to the Draft Directive, the FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a Participating Member State.
The mechanism by which the FTT would be applied and collected is not yet known, but if the FTT or any similar tax is adopted, transactions in the debt securities would be subject to higher costs, and the liquidity of the market for the debt securities may be diminished.
The Draft Directive remains subject to negotiation between the Participating Member States (excluding Estonia). It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the current Participating Member States may decide to withdraw.
Prospective holders of the debt securities should consult their own tax advisers in relation to the consequences of the FTT associated with subscribing for, purchasing, holding and disposing of the debt securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS
Some of the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.
Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 20-F for 2020, which is incorporated in this prospectus by reference (and will be contained in any of our annual reports for a subsequent year that are so incorporated). See “Where You Can Find More Information; Incorporation by Reference” above for information about how to obtain a copy of this annual report.
In light of the factors set forth in the applicable Annual Report on Form 20-F and the other factors described in this prospectus, the forward-looking events might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE
General
TOTAL may issue debt securities and Total Capital, Total Canada or Total Capital International may issue guaranteed debt securities using this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities that TOTAL may issue are governed by a contract between TOTAL and The Bank of New York Mellon, acting through its London Branch, as trustee, called an indenture. In the same manner, the guaranteed debt securities that each of Total Capital, Total Canada or Total Capital International may issue are governed by another, separate indenture, in each case among the respective issuer, TOTAL and The Bank of New York Mellon, as trustee. Unless otherwise stated in a prospectus supplement, the address for the trustee is The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom.
The trustee under the indentures has two main roles:
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first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

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second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities and sending you notices.

Under the indenture for the guaranteed debt securities that may be issued by Total Capital, Total Canada or Total Capital International, TOTAL acts as the guarantor. For the guaranteed debt securities that Total Capital, Total Canada or Total Capital International may issue using this prospectus, TOTAL will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including certain additional amounts which may be payable under the debt securities and the guarantee, as described under “— Special Situations — Payment of Additional Amounts”. TOTAL will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the guaranteed debt securities, by declaration or acceleration, call for redemption or otherwise.
In other respects, the guaranteed debt securities are subject to the same material provisions as the other debt securities described below.
Each indenture and its associated documents contain the full legal text governing the matters described in this section. The indentures, the debt securities and the guarantee are governed by New York law. We and the trustee have agreed to, and each holder of a debt security by its acceptance thereof agrees to, waive the right to trial by jury with respect to any legal proceeding directly or indirectly arising out of or relating to the indentures or the debt securities. A form of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information; Incorporation by Reference” for information on how to obtain a copy.
The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.
This section summarizes the material provisions of the indentures, the debt securities and, for the case of guaranteed debt securities, the guarantee. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantee. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
TOTAL, Total Capital, Total Canada and Total Capital International may issue as many distinct series of debt securities under their respective indentures as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series. References to “we” and “us” in this section refer to either TOTAL, or in connection with an offering of guaranteed debt securities, both TOTAL and Total Capital, TOTAL and Total Canada or TOTAL and Total Capital International unless otherwise indicated.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under “Tax Considerations — United States Federal Income Taxation”. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.
Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for the first interest payment on the new series, if any), so that such additional debt securities will be consolidated and form a single series with the existing debt securities of the same series.
In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the purchase agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement and the terms of the applicable supplemental indenture that will be described therein.
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
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the title of the series of debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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any stock exchange, if any, on which we list the series of debt securities;

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the date or dates on which we will pay the principal of the series of debt securities;

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the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

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any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

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the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

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the currency of payment of principal of, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

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any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

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whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

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whether the series of debt securities will be issuable in whole or in part in the form of a global security as described below under “Legal Ownership — Global Securities”, and the depositary or its nominee with respect;

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to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee; and

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any other special features of the series of debt securities.

The debt securities will be issued only in fully registered form without interest coupons.
Legal Ownership
Street Name and Other Indirect Holders
We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle voting if it were ever required to vote;

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whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

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how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities
What is a Global Security?    A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
Special Investor Considerations for Global Securities.    As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.
If you are an investor in securities that are issued only in the form of global securities, you should be aware that:
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You cannot get securities registered in your own name.

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You cannot receive physical certificates for your interest in the securities.

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You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders”.

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You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated.   In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.
The special situations for termination of a global security are:
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When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

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When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities and Guarantee — Default and Related Matters — Events of Default”.

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When the issuer or guarantor notifies the trustee that the global security is exchangeable for physical certificates.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
In the remainder of this description of debt securities, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.
Overview of Remainder of This Description
The remainder of this description summarizes:
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Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

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Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.

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Your rights to receive payment of additional amounts due to changes in French tax withholding or deduction requirements.

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Your rights if we default or experience other financial difficulties.

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Our relationship with the trustee.

Additional Mechanics
Exchange and Transfer
The debt securities will be issued:
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only in fully registered form;

•
without interest coupons; and

•
unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.
You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.
If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)
Payment and Paying Agents
We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)
We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you through the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)
Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1006)
Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. In addition, we are permitted to transfer:
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the obligations of Total Capital, Total Canada and/or Total Capital International to TOTAL or any majority-owned subsidiary of TOTAL; and

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the obligations of TOTAL, as issuer of debt securities, to any majority-owned subsidiary of TOTAL, so long as the obligations of that subsidiary are guaranteed by TOTAL on the same terms as TOTAL’s guarantee of Total Capital’s, Total Canada’s and Total Capital International’s debt securities.

Solely in the case of a transfer of Total Capital’s, Total Canada’s or Total Capital International’s obligations to TOTAL, the relevant guarantee of TOTAL will cease to exist without further action on our part.
No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described below under “— Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:
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a lower credit rating being assigned to the debt securities; or

•
additional amounts becoming payable in respect of withholding tax.

Except as provided below, we have no obligation under the indentures to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indentures. However, we may not take any of these actions unless all the following conditions are met:
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Where TOTAL, Total Capital, Total Canada or Total Capital International merges out of existence or sells or leases substantially all of its assets, or transfers its obligations to a substitute obligor, the other entity must be duly organized and validly existing under the laws of the relevant jurisdiction.

•
The merger, sale or lease of assets or other transaction, or the transfer of obligations to a substitute obligor, must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

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If any of TOTAL, Total Capital, Total Canada or Total Capital International merges out of existence or sells or leases substantially all of its assets, or transfers its obligations to a substitute obligor, the other entity must assume its obligations under the applicable indenture, debt securities and guarantee, including TOTAL’s, Total Capital’s, Total Canada’s and Total Capital International’s obligations to pay additional amounts described below under “— Payment of Additional Amounts”. In the event the jurisdiction of incorporation of the successor or substitute obligor is not the Republic of France with respect to TOTAL, Total Capital and Total Capital International or Canada with respect to Total Canada, such successor or substitute obligor shall also agree to be bound to the obligations described below under “— Payment of Additional Amounts” and “— Optional Tax Redemption” but shall substitute the successor’s or substitute obligor’s jurisdiction of incorporation for the Republic of France or Canada, as the case may be.

In the case of debt securities issued by Total Canada, the above conditions shall not apply to any consolidation, amalgamation or merger under the laws of Canada or any province or territory thereof in which Total Canada is the successor corporation and continues to be liable by operation of law for the due and punctual payment of the principal of, and premium, if any, and interest on all the debt securities then outstanding and for all other obligations of Total Canada under the indenture and under such debt securities.
In addition, in the case of debt securities issued by Total Canada, Total Canada may, notwithstanding anything contained in the indenture, enter into any transaction with any direct or indirect wholly owned subsidiary of TOTAL without complying with the conditions set forth above in a transaction or series of transactions in which Total Canada retains all of its obligations under and in respect of all outstanding debt securities (a “Permitted Reorganization”) provided that, as of the date of the Permitted Reorganization:
(a)   substantially all of the unsubordinated and unsecured indebtedness for borrowed money of Total Canada which ranked pari passu with the then outstanding debt securities immediately prior to the proposed Permitted Reorganization will rank no better than pari passu with the then outstanding debt securities after the Permitted Reorganization; or

(b)   at least two of Total Canada’s then current credit rating agencies (or if only one credit rating agency maintains ratings in respect of the debt securities at such time, that one credit rating agency) have affirmed that the rating assigned by them to the debt securities shall not be downgraded as a result of the Permitted Reorganization.
It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.
Modification and Waiver
There are three types of changes we can make to the indentures and the debt securities.
Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder. We must obtain your specified approval in order to:
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change the stated maturity of the principal or interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

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change the place or currency of payment on a debt security;

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impair your right to sue for payment;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults;

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modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture; and

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in the case of guaranteed debt securities, change in any manner adverse to the interests of holders the obligations of TOTAL to pay any principal, premium or interest under the guarantee. (Section 902)

Changes Requiring a Majority Vote.    The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901) The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities described previously under “— Changes Requiring Your Approval” unless we obtain your individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver. (Section 513)
Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

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For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

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For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent as of the date of original issuance.

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Covenants — Defeasance and Discharge”. (Section 101)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture (or failing us in certain circumstances, the trustee). If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 90 days) this period from time to time. (Sections 501, 502, 512, 513 and 902)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.
Redemption and Repayment
Unless otherwise indicated in the prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, other than as described below under “— Optional Tax Redemption”, unless the prospectus supplement specifies a redemption commencement date or other specific conditions upon which we may redeem the debt securities. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the related prospectus supplement specifies one or more repayment dates.
In the event that we exercise an option to redeem any debt security, we will give written notice of the principal amount of the debt security to be redeemed to the trustee at least 45 days before the applicable redemption date and to the holder not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “Additional Mechanics — Notices”.
If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.
Payment of Additional Amounts
We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by law or by the interpretation or administration thereof. If the Republic of France or, in the case of debt securities issued by Total Canada, Canada, or any tax authority in these jurisdictions, requires TOTAL, Total Capital, Total Canada or Total Capital International to withhold or deduct amounts from payment on a debt security or any amounts to be paid under the guarantee in respect of guaranteed debt securities or as additional amounts for or on account of taxes or any other governmental charges, or in some cases any other jurisdiction requires such withholding or deduction as a result of a merger or similar event, TOTAL, Total Capital, Total Canada or Total Capital International, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.
Total Capital, Total Canada, Total Capital International or TOTAL, as the case may be, will not have to pay additional amounts under any of the following circumstances:
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The holder or beneficial owner of the debt securities is subject to such tax or governmental charge by reason of having some present or former connection (including a present or former connection of certain related parties to the holder or beneficial owner) to the jurisdiction requiring such withholding or deduction, other than the mere holding of the debt security.

•
In the case of debt securities issued by Total Canada, withholding or deduction is imposed because the holder of the debt securities (or the beneficial owner thereof) does not deal at “arm’s length” with Total Canada or with TOTAL, within the meaning of the applicable tax legislation.

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The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the payment became due or after the payment was provided for, whichever occurs later.

•
The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or governmental charge.

•
The tax or governmental charge is payable in a manner that does not involve withholding or deduction.

•
The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•
to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•
to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•
The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

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The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

•
The tax or governmental charge is imposed or withheld on account of any combination of the listed circumstances above.

These provisions will also apply mutatis mutandis to any taxes or governmental charges imposed by any jurisdiction in which a successor to, or substitute obligor of, Total Capital, Total Canada, Total Capital International or TOTAL, as the case may be, is organized. In addition, any amounts to be paid by Total Capital. Total Canada, Total Capital International or TOTAL, as the case may be, on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, which is referred to as FATCA Withholding, and the trustee shall be entitled to deduct FATCA Withholding, and shall have no obligation to gross-up any of the aforementioned payments or to pay any additional amount as a result of such FATCA Withholding.
The prospectus supplement relating to the debt securities may describe additional circumstances in which Total Capital, Total Canada or Total Capital International would not be required to pay additional amounts. (Section 1010) By the terms of the guarantee, if under the terms of the debt securities set forth in the prospectus supplement Total Capital, Total Canada or Total Capital International is not required to pay any additional amounts, then TOTAL as guarantor shall not be required to pay additional amounts under the guarantee, unless the guarantee has been modified or amended as described in the applicable prospectus supplement.
Please see the discussion under “Tax Considerations — French Taxation — Additional Amounts” for a summary of the treatment of additional amounts under French tax law.
Optional Tax Redemption
We may also have the option to redeem the debt securities of a given series if, as a result of any change in French tax treatment with respect to Total Capital, Total Capital International and TOTAL or Canadian tax treatment with respect to Total Canada (or treatment of any jurisdiction in which a successor to, or substitute obligor of, Total Capital, TOTAL or Total Canada is organized), Total Capital, Total Capital International, TOTAL or Total Canada would be required to pay additional amounts as described above under “— Payment of Additional Amounts”. This option applies only in the case of changes in such tax treatment that become effective or of which we are notified on or after the date specified in the prospectus supplement for the applicable series of debt securities (or in the case of a successor entity, after the date of succession). The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest, if any. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. (Section 1108)
Defeasance and Discharge
The following discussion of defeasance and discharge will be applicable to your series of debt securities, unless the related prospectus supplement states otherwise. (Section 403)
Each indenture contains a provision that permits us to elect:
•
to be discharged after 90 days from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

•
to be released from our obligations under some of the covenants and from the consequences of an event of default resulting from a breach of such covenants.

We can legally release ourselves from any payment or other obligations on the debt securities under either of the above elections, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:
•
We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves in accordance with their terms. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from the U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction published by the U.S. Internal Revenue Service to the same effect.

•
If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
•
to register the transfer and exchange of debt securities;

•
to replace mutilated, destroyed, lost or stolen debt securities;

•
to maintain paying agencies; and

•
to hold money for payment in trust.

Default and Related Matters
Ranking
The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness (save for certain mandatory exceptions provided by French and Canadian law).
Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?    The term “event of default” means any of the following:
•
We do not pay the principal or any premium on a debt security at maturity.

•
We do not pay interest on a debt security within 30 days of its due date.

•
We remain in breach of a covenant or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•
We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•
In respect of guaranteed debt securities issued by Total Capital, Total Canada or Total Capital International, the guarantee is not (or is claimed by TOTAL, Total Capital, Total Canada or Total Capital International not to be) in full force and effect.

•
Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
You must give the trustee written notice that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•
The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•
No direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 507)

Nothing, however, will prevent an individual holder from bringing suit to enforce payment.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indentures and the debt securities, or else specifying any default. (Section 1008)
Regarding the Trustee
TOTAL and several of its subsidiaries maintain banking relations with the trustee and its affiliates in the ordinary course of their business.
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions in deposited securities through electronic computerized book-entry transfers and pledges in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. Notices and demands in respect of the securities and the indenture may be delivered to us and certificated securities may be surrendered for payment, registration of transfer or exchange at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, unless otherwise specified in the prospectus supplement for the applicable securities.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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the book-entry system for the global securities is discontinued;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

TAX CONSIDERATIONS
French Taxation
This section is a summary of certain material French tax consequences of acquiring, owning and disposing of the debt securities described in this prospectus. It applies only to holders of debt securities issued by TOTAL, Total Capital and Total Capital International that are not residents of France for the purpose of French taxation, that are not shareholders of TOTAL, Total Capital and Total Capital International, are not related parties to the relevant issuer of the debt securities within the meaning of Article 39.12 of the French Tax Code (as defined below and do not hold debt securities in connection with a permanent establishment or a fixed base in France through which the holder carries on a business or performs personal services,. Holders of the debt securities who concurrently hold shares of the relevant issuer may also be impacted by other rules not described in this section.
This summary is based on provisions of French tax laws and regulations, as in force and applied by the French tax authorities at the date hereof, and is subject to any changes or to different interpretations, possibly with retrospective effect, in applicable French tax laws or in any applicable double taxation conventions or treaties with France occurring after such date. Accordingly, no opinion is expressed herein with regard to any system of law other than the laws of France as applied by French courts as of the date hereof and this discussion does not purport to be a complete analysis of all potential French tax effects of the acquisition, ownership and disposition of debt securities.
The discussion of French tax consequences set out below is for general information only and is not tax advice. Prospective purchasers of debt securities are urged to consult their own tax advisors concerning the French tax consequences of the acquisition, ownership and disposition of the debt securities arising under French tax laws (including estate and gift tax laws) and their eligibility for the benefits of any tax treaty.
Withholding Taxes on Payments Made Outside France
Payments of interest made by the issuer of debt securities will not be subject to the withholding tax set out under Article 125 A III of the French Code général des impôts (the “French Tax Code”) unless such payments are made outside France in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French Tax Code (a “Non-Cooperative State”) other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, irrespective of the holder’s fiscal domicile or registered headquarters. If such payments are made outside France in a Non-Cooperative State other than those States or territories mentioned in 2° of 2 bis of Article 238-0 A of the French Tax Code, a 75% withholding tax is applicable to such payments (subject to certain exceptions and to more favorable provisions of an applicable double tax treaty) by virtue of Article 125 A III of the French Tax Code. The list of Non-Cooperative States is published by a ministerial executive order (arrêté) which is updated each year.
Furthermore, according to the third and fourth paragraphs of Article 238 A of the French Tax Code, interest with respect to debt securities will not be deductible from the relevant issuer’s taxable result if they are paid or accrued to persons domiciled or established in a Non-Cooperative State or paid on an account held in a financial institution established in such a Non-Cooperative State (the “Deductibility Exclusion”). Under certain conditions, any such non-deductible interest may be re-characterized as constructive dividends pursuant to Articles 109 et seq. of the French Tax Code, in which case they may be subject to the withholding tax set out under Article 119 bis 2 of the French Tax Code, at (i) the standard corporate income tax rate set forth in the first sentence of the second paragraph of Article 219-I of the French Tax Code (26.5% for fiscal years beginning as from January 1, 2021 and 25% for fiscal years beginning as from January 1, 2022) for payments benefiting legal persons who are not French tax residents, (ii) a rate of 12.8% for payments benefiting individuals who are not French tax residents or (iii) a rate of 75% for payments made outside France in a Non-Cooperative State other than those mentioned in 2° of 2 bis of Article 238-0 A of the French Tax Code, in each case subject to certain exceptions and to more favorable provisions of applicable double tax treaties.

Notwithstanding the foregoing, neither the 75% withholding tax set out under Article 125 A III of the French Tax Code nor, to the extent that the relevant interest relate to genuine transactions and are not in an abnormal or exaggerated amount, the Deductibility Exclusion and the related withholding tax set out under Article 119 bis 2 of the French Tax Code that may be levied as a result of such Deductibility Exclusion will apply in respect of the debt securities if the relevant issuer can prove that the main purpose and effect of the issue of the debt securities was not that of locating the interest in a Non-Cooperative State (the “Exception”). Pursuant to the administrative guidelines published by the French tax authorities regarding this legislation (BOI-INT-DG-20-50-30 dated 24/02/2021, § 150 and BOI-INT-DG-20-50-20 dated 24/02/2021, § 290 (the “BOFIP”)), the debt securities will benefit from the Exception without the relevant issuer having to provide any evidence supporting the main purpose and effect of the issue of the debt securities, and accordingly will be able to automatically benefit from the Exception (the “Safe Harbor”), if the debt securities are:
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offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code for which the publication of a prospectus is mandatory or pursuant to an equivalent offer in a state other than a Non-Cooperative State (for this purpose, an “equivalent offering” means any offering requiring the registration or submission of an offering document by or with a foreign securities market authority); and/or

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admitted to trading on a French or foreign regulated market or multilateral financial instruments trading facility provided that such market or facility is not located in a Non-Cooperative State and that such market is operated by a market operator, an investment services provider, or by such other similar foreign entity that is not located in a Non-Cooperative State; and/or

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admitted, at the time of their issue, to the operations of a central depositary or of a securities delivery and payment systems operator within the meaning of Article L.561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositaries or operators provided that such depositary or operator is not located in a Non-Cooperative State.

The debt securities issued by TOTAL, Total Capital and Total Capital International under this offering memorandum qualify as debt securities under French commercial law. To the extent that the debt securities are admitted, at the time of their issue, to the operations of DTC, Euroclear and Clearstream, i.e., securities delivery and payment systems operators within the meaning of Article L. 561-2 of the French Monetary and Financial Code which are not located in a Non-Cooperative State, payments made by the relevant French issuer in respect of the debt securities to their holders will fall under the Safe Harbor and will thus not be subject to the withholding tax set out under Article 125 A III of the French Tax Code, as construed by the French tax authorities under the BOFIP. Moreover, under the same conditions, pursuant to the BOFIP and to the extent that the relevant interest relate to genuine transactions and are not in an abnormal or exaggerated amount, interest paid by the relevant French issuer on the debt securities should not be subject to the Deductibility Exclusion and, as a result, should not be subject to the withholding tax set out under Article 119 bis 2 of the French Tax Code solely on account of their being paid on an account held in a financial institution established in a Non-Cooperative State or accrued or paid to persons established or domiciled in a Non-Cooperative State.
Taxation on Sale or Other Disposition
Pursuant to Article 244 bis C of the French Tax Code, a person that is not a resident of France for French tax purposes and that does not hold its debt securities in connection with a permanent establishment or a fixed place of business in France, will not be subject to any income or withholding taxes in France in respect of the gains realized on the sale, exchange or other disposal of the debt securities.
Stamp Duty and Other Transfer Taxes
Transfers of debt securities will not be subject to any stamp duty or other transfer tax imposed in France, provided such transfer is not recorded in a deed registered in France.
Estate and Gift Tax
The Republic of France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. According to Article 750 ter of the French Tax Code, the taxation is triggered without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Additional Amounts
If the French tax laws or regulations applicable to the relevant issuer (or to any successors) change and payments in respect of the debt securities become subject to withholding or deduction, we will, to the extent permitted by applicable law, be responsible for the payment of any additional amounts to offset such withholding, except as provided above in “— Special Situations — Payment of Additional Amounts” or in any applicable prospectus supplement.
Under French law, an issuer may not bear on behalf of a holder of its debt securities any withholding tax due in respect of interest payments on such securities. It is unclear whether additional amounts payable (as described above in “— Special Situations — Payment of Additional Amounts” or in any applicable prospectus supplement) in respect of withholding or deduction for taxes imposed on payments on the debt securities may be validly paid in accordance with French law.
Holders of the debt securities should consult with their tax advisors regarding the tax consequences if the guarantor makes any payments with respect to the debt securities.
Canadian Taxation
This section provides a general summary of the material Canadian federal income tax considerations generally applicable to acquiring, owning and disposing of the debt securities described in this prospectus. This section applies to you only if you acquire, as beneficial owner, debt securities (including entitlement to receive all payments, including interest and principal, made in respect thereof) in the offering or offerings contemplated by this prospectus, and if, at all relevant times, and for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and any applicable income tax treaty or convention: (i) you are not resident in Canada and are not deemed to be resident in Canada; (ii) you deal at arm’s length with TOTAL, Total Canada, Total Capital and Total Capital International and with any transferee who is resident in Canada or deemed to be resident in Canada; (iii) you do not use or hold, and are not deemed to use or hold, the debt securities in, or in the course of, carrying on a business in Canada; (iv) you are not an insurer who carried on an insurance business, or is deemed to carry on an insurance business, in Canada and/or elsewhere; and (v) you are not a “specified shareholder” of the corporation making the payment under the debt securities (each such person is referred to in this summary as a “Non-Canadian Holder”) . Generally, for this purpose, a “specified shareholder” of a corporation is a person that owns or is deemed to own, either alone or together with persons with whom the shareholder does not deal at arm’s length for purposes of the Tax Act, shares of the capital stock of the corporation that either (a) give the holders of such shares 25% or more of the votes that could be cast at an annual meeting of the shareholders, or (b) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of the capital stock of the corporation.
This section is based upon the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend such provisions publicly announced by or on behalf of the Minister of Finance (Canada), and our understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency made publicly available in writing, all as of the date hereof. This summary is not exhaustive of all possible Canadian federal income tax consequences, and except as noted above, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, and does not take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from the Canadian federal income tax considerations discussed herein. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder, and no representation with respect to the income tax consequences to any particular Non-Canadian Holder is made.
Under the Tax Act, provided that the interest paid or payable on any debt securities is not “participating debt interest”, within the meaning of the Tax Act, no Canadian withholding tax will apply to interest, principal, or premium paid or credited, or deemed to be paid or credited, to a Non-Canadian Holder on the notes, or the proceeds received by a Non-Canadian Holder on the disposition (or deemed disposition) of a note, including on a redemption, payment on maturity or repurchase. Generally, interest paid or payable on the debt securities will not be participating debt interest unless all or a portion of such interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, or any other similar criterion or by reference to dividends paid or payable to shareholders of a corporation. No other tax on income or gains will be payable under the Tax Act by a Non-Canadian Holder on interest, principal, or premium paid or credited, or deemed to be paid or credited, or on the proceeds received on the disposition (or deemed disposition) of a note, including on a redemption, payment on maturity or repurchase.

United States Federal Income Taxation
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the debt securities of TOTAL SE, Total Capital, Total Capital Canada Ltd. or Total Capital International to U.S. Holders (as defined below).
This discussion addresses only U.S. federal income tax considerations relevant to debt securities that provide for interest unconditionally payable at least annually at a fixed rate, have a maturity not exceeding 40 years, and are properly treated for U.S. federal income tax purposes as debt of their issuer. For example, this discussion does not address U.S. federal income tax consequences of debt securities with certain characteristics or that may be subject to special considerations, such as:
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debt securities that are convertible into common shares of TOTAL;

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debt securities that are issued in bearer form;

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debt securities with contingent payments;

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debt securities with variable rate payments;

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debt securities with installment payments;

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indexed debt securities where payments will be payable by reference to any index or formula;

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debt securities with a reset of the interest rate;

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debt securities that are callable by the issuer before their maturity, other than typical calls at a premium;

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debt securities that are extendable at the option of the issuer or the holder;

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debt securities where the issuer can be substituted or the terms varied without approval of the holders; and

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debt securities where interest and/or principal may be deferred or canceled without approval of the holders.

If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.
This summary deals only with debt securities purchased for cash at their issue price (generally the first price at which a substantial amount of the debt securities is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to the relevant offering. Furthermore, this summary deals only with purchasers of debt securities that will hold the debt securities as capital assets (generally, property held for investment). The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax, net investment income tax, or estate and gift tax), and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:
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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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individual retirement accounts and other tax-deferred accounts;

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persons subject to special rules for the taxable year of inclusion for accrual-basis taxpayers under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

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tax-exempt organizations or governmental organizations;

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brokers, dealers or traders in securities or currencies;

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investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes;

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persons holding debt securities through S corporations, partnerships or other pass-through entities or arrangements;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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persons that have ceased to be U.S. citizens or lawful permanent residents of the United States;

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U.S. Holders whose functional currency is not the U.S. dollar;

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U.S. Holders who hold debt securities through foreign intermediaries; and

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U.S. Holders whose debt securities are held in connection with a trade or business conducted outside the United States.

This section is based on the Code, U.S. Treasury regulations promulgated thereunder (the “Treasury regulations”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below. We have not sought and do not intend to seek any rulings from the United States Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the debt securities.
Each prospective investor should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the debt securities.
For the purposes of this section, a “U.S. Holder” is a beneficial owner of debt securities that is, for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

•
a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or if such trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them. Partners of partnerships holding debt securities should consult their tax advisors.
The discussion of U.S. federal income tax consequences set out below is for general information only and is not tax advice. All prospective purchasers should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the acquisition, ownership and disposition of the debt securities arising under other U.S. federal tax laws (including estate and gift tax laws), under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.
Stated Interest
Interest paid on the debt securities (including additional amounts paid in respect of non-U.S. withholding taxes and without reduction for any amounts withheld), other than interest on a “discount note” (as defined below under “— Original Issue Discount”) that is not “qualified stated interest,” generally will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Qualified stated interest is generally interest that is unconditionally payable at least annually at a single fixed rate. Interest paid by us on debt securities generally will be non-U.S. source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Any non-U.S. withholding tax paid by a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits.
If such interest is paid in foreign currency, a U.S. Holder that uses the cash method of accounting for tax purposes will recognize interest income equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A cash basis U.S. Holder will not realize foreign currency exchange gain or loss on the receipt of stated interest income but may recognize exchange gain or loss (taxable as U.S. source ordinary income or loss) attributable to the actual disposal of the foreign currency received. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, the U.S. Holder will recognize income for each taxable year equal to the U.S. dollar value of the foreign currency accrued for such year determined by translating such amount into U.S. dollars at the average spot rate in effect during the relevant interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the U.S. Holder’s taxable year). In order to apply the second method, the accrual method U.S. Holder must make an election (which must be applied consistently to all debt instruments held by the electing U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and cannot be changed without the consent of the IRS). Under the second method, the U.S. Holder would translate accrued interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two years), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. Under either method, a U.S. Holder that uses the accrual method of accounting for tax purposes will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss), on the date interest is received, equal to the difference between the U.S. dollar value of such payment, translated at the spot rate on the date the payment is received, and the U.S. dollar value of the interest previously included in income in respect of such payment.

Original Issue Discount
A debt security, other than a debt security with a term of one year or less (a “short-term note”), will be treated as issued at an original issue discount (“OID,” and a debt security issued with OID, a “discount note”) for U.S. federal income tax purposes if the amount by which the debt security’s “stated redemption price at maturity” exceeds its “issue price” is equal to or greater than a de minimis amount (generally, 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). The stated redemption price at maturity of a debt security is the excess of the sum of all payments provided under the debt security other than qualified stated interest payments. The issue price of a debt security will be the first price at which a substantial amount of the debt security is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.
A U.S. Holder generally will be required to include OID on a discount note in gross income (as ordinary income) on an annual basis under a constant-yield accrual method regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders will generally include any OID in income in advance of the receipt of cash attributable to such income. Investors should consult their tax advisors to determine the U.S. federal income tax implications of the constant-yield method and the accrual of OID.
If a discount note is denominated in foreign currency, OID will be determined for any accrual period in foreign currency and then translated into U.S. dollars in accordance with either of the two alternative methods for accrual method U.S. Holders described under “— Stated Interest” above. A U.S. Holder will recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) when such OID is paid (including, upon the disposition of the discount note, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference, if any, between the U.S. dollar value of the foreign currency payment received, determined based on the spot rate on the date such payment is received, and the U.S. dollar value of the accrued OID, as determined in the manner described above. For these purposes, all receipts on the discount note other than stated interest generally will be viewed first as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and second, as receipts of principal.
OID on a discount note will be treated as non-U.S. source income, and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income.
Short-Term Notes
In general, an individual or other cash method U.S. Holder of a short-term note (as defined above) is not required to accrue OID (as specially defined below for the purposes of this paragraph) unless the U.S. Holder elects to do so (but may be required to include any stated interest in income as the interest is received). If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant-yield method (based on daily compounding).
For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note are included in the short-term note’s stated redemption price at maturity. A U.S. Holder may elect to determine the OID as if the short-term note had been originally issued to the U.S. Holder at its purchase price. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
Debt Securities Purchased at a Premium
A U.S. Holder that purchases a debt security for an amount in excess of its stated redemption price at maturity may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in foreign currency, amortizable bond premium will be computed in units of foreign currency and will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. Holder realizes U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt security. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and is irrevocable without the consent of the IRS.

Sale, Exchange, Retirement or other Taxable Disposition of the Debt Securities
Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid stated interest, which will be includible in income as ordinary interest income in accordance with the U.S. Holder’s method of tax accounting as described above) and the U.S. Holder’s adjusted tax basis in the debt security.
A U.S. Holder’s tax basis in a debt security generally will equal its “U.S. dollar cost,” increased by the amount of any OID included in the U.S. Holder’s income with respect to the debt security and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The “U.S. dollar cost” of a debt security purchased with foreign currency generally will be the U.S. dollar value of the purchase price on the date of purchase.
The amount realized on the sale, exchange, retirement or other taxable disposition of a debt security for an amount of foreign currency will generally be the U.S. dollar value of that amount translated at the spot rate on the date of taxable disposition. If the debt security is traded on an established securities market, a cash basis taxpayer (and, if it elects, an accrual method taxpayer) will determine the U.S. dollar value of the amount realized on the settlement date of the disposition. If an accrual method taxpayer makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. An accrual method U.S. Holder that does not make the special election will recognize U.S. source foreign currency exchange gain or loss (taxable as ordinary income or loss) to the extent attributable to the difference between the exchange rates on the trade date and settlement date.
Gain or loss recognized by a U.S. Holder upon the sale, exchange, retirement or other taxable disposition of a debt security that is attributable to changes in currency exchange rates with respect to the principal thereof generally will be U.S. source ordinary income or loss and will be equal to the difference between the U.S. dollar value of the U.S. Holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange, retirement or other taxable disposition, and the U.S. dollar value of the U.S. Holder’s purchase price of the debt security in foreign currency, determined on the date the U.S. Holder acquired the debt security. The foreign currency exchange gain or loss with respect to principal and with respect to accrued and unpaid stated interest and, if any, accrued OID (which will be treated as discussed above under “— Stated Interest,” or “— Original Issue Discount,” as applicable) will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange, retirement or other taxable disposition of the debt security, and generally will be treated as U.S. source ordinary income or loss.
Subject to the discussion under “Short-Term Notes” above, any gain or loss recognized by a U.S. Holder in excess of foreign currency gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a debt security generally will be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of the sale, exchange, retirement or other taxable disposition. In the case of a non-corporate U.S. Holder (including an individual), any such gain may be eligible for preferential U.S. federal income tax rates if the U.S. Holder satisfies certain prescribed minimum holding periods. The deductibility of capital losses is subject to limitations.
U.S. Holders should consult their tax advisors regarding how to account for payments made in a foreign currency with respect to the acquisition, sale, exchange, retirement or other taxable disposition of a debt security and the foreign currency received upon a sale, exchange, retirement or other taxable disposition of a debt security.

Information Reporting, Backup Withholding and Other Disclosure Requirements for U.S. Holders
Backup withholding and information reporting requirements may apply to certain payments of interest, OID, and to sale, exchange, retirement or redemption proceeds to U.S. Holders made within the United States or through certain U.S.-related financial intermediaries. A U.S. Holder may be subject to backup withholding if it fails to furnish the U.S. Holder’s taxpayer identification number, fails to certify that such U.S. Holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders are not subject to the backup withholding and information reporting requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.
Certain U.S. Holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds generally are required to report information (on IRS form 8938) relating to such assets with their tax returns. The debt securities generally will constitute specified foreign financial assets subject to these reporting requirements unless the securities are held in an account at certain financial institutions. U.S. Holders who fail to report the required information could be subject to substantial penalties, and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or part. U.S. Holders are urged to consult their tax advisors regarding the application of these disclosure requirements to their ownership of the securities.
Treasury Regulations require the reporting to the IRS of certain foreign currency transactions giving rise to losses equal to, or in excess of, a certain minimum amount, such as the receipt or accrual of OID or interest on foreign currency debt securities, or the sale, exchange, retirement or other taxable disposition of debt securities or foreign currency received in respect thereof. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Prospective investors are urged to consult their tax advisors as to the application of the information reporting and other disclosure requirement rules to their particular circumstances, including any qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Foreign Account Tax Compliance Act
Pursuant to sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain foreign passthru payments to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed with the U.S. Federal Register generally would be “grandfathered” unless materially modified after such date. Accordingly, if the issuer is treated as a foreign financial institution, withholding under FATCA would apply to payments on the notes only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The General Counsel of TOTAL will pass upon the validity of the debt securities and guarantees as to matters of French law. The Group U.S. Securities Counsel of TOTAL will pass upon the validity of the debt securities and guarantees as to matters of United States law. Bennett Jones LLP will pass upon the validity of the debt securities issued by Total Canada as to matters of Canadian law.
In connection with particular offerings of debt securities in the future, the General Counsel of TOTAL, or other counsel named in the applicable prospectus supplement, will pass upon the validity of the debt securities and guarantee as to matters of French law and the Group U.S. Securities Counsel of TOTAL, or other counsel named in the applicable prospectus supplement, will pass upon the validity of the debt securities and guarantee as to matters of New York law. In addition, in connection with particular offerings of guaranteed debt securities of Total Canada, Bennett Jones LLP, or other counsel named in the applicable prospectus supplement, will pass upon the validity of the guaranteed debt securities as to matters of Canadian law. Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities and guarantee for any underwriters or agents.

EXPERTS
The consolidated financial statements of TOTAL SE, as of and for the years ended December 31, 2020, 2019 and 2018, appearing in TOTAL SE’s Annual Report on Form 20-F for the year ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young Audit and KPMG Audit, a division of KPMG S.A., independent registered public accounting firms, as set forth in their reports incorporated herein by reference. Such consolidated financial statements and TOTAL SE management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of said firms as experts in accounting and auditing. Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.’s report on the consolidated financial statements refers to the change in TOTAL SE’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 (“Leases”).
DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of the net proved oil, condensate, and gas reserves, as of December 31, 2020 of certain properties owned by PAO Novatek, a company in which the Total Group held a 19.4% interest as of December 31, 2020. DeGolyer and MacNaughton has delivered to us its summary report describing its procedures and conclusions, a copy of which appears as Exhibit 15.3 to our 2020 Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference.

EXPENSES
The following is an estimate of the expenses (other than underwriting discounts and commissions) that we may incur in connection with the distribution of securities registered under this registration statement:
Securities and Exchange Commission registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Indenture Trustee’s fees and expenses	$(2)
Rating Agencies’ fees	$(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Under French law, provisions of bylaws (statuts) that limit the liability of directors are prohibited. French law also prohibits a company from indemnifying its directors against liability. However, if a director is sued by a third party in connection with the performance of his duties as director and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.
Under the Business Corporations Act (Alberta) (the “ABCA”), Total Canada may indemnify a present or former director or officer or a person who acts or acted at Total Canada’s request as a director or officer of a body corporate of which Total Canada is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Total Canada or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of Total Canada, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Total Canada as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.
The bylaws of Total Canada provide that, subject to the limitations contained in the ABCA, Total Canada shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Total Canada’s request as a director or officer of a body corporate of which Total Canada is or was a shareholder or creditor, and his heirs and legal representatives against: (a) all costs, charges and expenses, including an amount paid to settle an action or judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Total Canada or such other body corporate; and (b) subject to the approval of the court, all other costs, charges and expenses reasonably incurred by him in connection with such action, except in respect of an action by or on behalf of Total Canada, or such body corporate, to procure a judgment in its favor. In each case, the indemnity is conditioned upon the indemnitee: (i) having acted honestly and in good faith with a view to the best interests of Total Canada; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, having had reasonable grounds for believing that his conduct was lawful. Notwithstanding the foregoing, each indemnitee shall be entitled to indemnification from Total Canada in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Total Canada or such other body corporate if he was substantially successful on the merits of his defence of the action or proceeding and fulfills the conditions described in (i) and (ii) above.
TOTAL, Total Capital, Total Canada and Total Capital International maintain liability insurance for their respective directors and officers, including insurance against liabilities under the U.S. Securities Act of 1933, as amended.
Item 9.   Exhibits
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for TOTAL SE Debt Securities.
1.2	Form of Underwriting Agreement for Total Capital Guaranteed Debt Securities.
1.3	Form of Underwriting Agreement for Total Capital Canada Ltd. Guaranteed Debt Securities.

Exhibit Number	Description of Document
1.4	Form of Underwriting Agreement for Total Capital International Guaranteed Debt Securities.
4.1	Articles of Association (Statuts) of TOTAL SE.*
4.2	Form of Indenture, between TOTAL SE and The Bank of New York Mellon.**
4.3	Indenture, dated as of October 2, 2009, among Total Capital, TOTAL SE, and The Bank of New York Mellon.**
4.4	Indenture, dated as of January 28, 2011, among Total Capital Canada Ltd., TOTAL SE, and The Bank of New York Mellon.**
4.5	Indenture, dated as of February 17, 2012, among Total Capital International, TOTAL SE, and The Bank of New York Mellon.**
4.6	Form of Debt Securities for TOTAL SE (included in Exhibit 4.2).
4.7	Form of Debt Securities for Total Capital and Guarantee relating thereto (included in Exhibit 4.3).
4.8	Form of Debt Securities for Total Capital Canada and Guarantee relating thereto (included in Exhibit 4.4).
4.9	Form of Debt Securities for Total Capital International and Guarantee relating thereto (included in Exhibit 4.5).
5.1	Opinion of Aurélien Hamelle, General Counsel of TOTAL SE, as to the validity of the Debt Securities and Guarantees as to certain matters of French law.
5.2	Opinion of Lycia Alderin, Group U.S. Securities Counsel of TOTAL SE, as to the validity of the Debt Securities and Guarantees as to certain matters of United States law.
5.3	Opinion of Bennett Jones LLP as to the validity of the Debt Securities as to certain matters of Canadian law.
23.1	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.
23.2	Consent of DeGolyer and MacNaughton.
23.3	Consent of Aurélien Hamelle, General Counsel of TOTAL SE (included in Exhibit 5.1 above).
23.4	Consent of Lycia Alderin, Group U.S. Securities Counsel of TOTAL SE (included in Exhibit 5.2 above).
23.5	Consent of Bennett Jones LLP, Canadian counsel to TOTAL SE and Total Capital Canada Ltd. (included in Exhibit 5.3 above).
24.1	Power of attorney – TOTAL SE.
24.2	Power of attorney – Total Capital.
24.3	Power of attorney – Total Capital Canada Ltd.
24.4	Power of attorney – Total Capital International.
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.

Exhibit Number	Description of Document
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.
25.3	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.
25.4	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.5 above.

*
Previously filed as Exhibit 1 to the Annual Report on Form 20-F of TOTAL SE for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

**
Previously filed on the Registration Statement on Form F-3 of TOTAL SE (File No. 333-180967), dated April 26, 2012.

Item 10.   Undertakings
Each of the undersigned registrants hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)   Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser by using:
(i)   Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of TOTAL’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF TOTAL SE
Pursuant to the requirements of the Securities Act of 1933, as amended, TOTAL SE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 30, 2021.
TOTAL SE
By:
/s/ JEAN-PIERRE SBRAIRE

Name:
Jean-Pierre Sbraire

Title:
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 30, 2021.
Signature	Title
PATRICK POUYANNE* Patrick Pouyanné	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ JEAN-PIERRE SBRAIRE Jean-Pierre Sbraire	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
FRÉDÉRIC AGNÈS* Frédéric Agnès	Chief Accounting Officer (Principal Accounting Officer)
PATRICK ARTUS* Patrick Artus	Director
Patricia Barbizet	Director
Marie-Christine Coisne-Roquette	Director
JÉRÔME CONTAMINE* Jérôme Contamine	Director
LISE CROTEAU* Lise Croteau	Director
MARK CUTIFANI* Mark Cutifani	Director
VALERIE DELLA PUPPA TIBI* Valerie della Puppa Tibi	Director
ROMAIN GARCIA-IVALDI* Romain Garcia-Ivaldi	Director
MARIA VAN DER HOEVEN* Maria van der Hoeven	Director

Signature	Title
ANNE-MARIE IDRAC* Anne-Marie Idrac	Director
JEAN LEMIERRE* Jean Lemierre	Director
ANGEL POBO* Angel Pobo	Director
ROBERT O. HAMMOND* Robert O. Hammond	Authorized Representative in the United States
*By: /s/ JEAN-PIERRE SBRAIRE Jean-Pierre Sbraire	Attorney-in-fact

SIGNATURES OF TOTAL CAPITAL
Pursuant to the requirements of the Securities Act of 1933, as amended, Total Capital certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 30, 2021.
TOTAL CAPITAL
By:
/s/ ANTOINE LARENAUDIE

Name:
Antoine Larenaudie

Title:
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 30, 2021.
Signature	Title
ERIC BOZEC* Eric Bozec	Chairman and Chief Executive Officer (Principal Executive Officer)
FRÉDÉRIC AGNÈS* Frédéric Agnès	Chief Accounting Officer (Principal Financial and Accounting Officer), Director
HERVÉ JASKULKÉ* Hervé Jaskulké	Director
/s/ ANTOINE LARENAUDIE Antoine Larenaudie	Director
JEAN-PIERRE SBRAIRE* Jean-Pierre Sbraire	Director
ROBERT O. HAMMOND* Robert O. Hammond	Authorized Representative in the United States
*By: /s/ ANTOINE LARENAUDIE Antoine Larenaudie	Attorney-in-fact

SIGNATURES OF TOTAL CAPITAL CANADA LTD.
Pursuant to the requirements of the Securities Act of 1933, as amended, Total Capital Canada Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 30, 2021.
TOTAL CAPITAL CANADA LTD.
By:
/s/ ANTOINE LARENAUDIE

Name:
Antoine Larenaudie

Title:
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 30, 2021.
Signature	Title
/s/ ANTOINE LARENAUDIE Antoine Larenaudie	President (Principal Executive Officer), Director
JEROME PONTICQ* Jerome Ponticq	Chief Financial Officer (Principal Financial and Accounting Officer), Director
SHAWN HINCH* Shawn Hinch	Director
DIMITRI LOBADOWSKY* Dimitri Lobadowsky	Director
ROBERT O. HAMMOND* Robert O. Hammond	Authorized Representative in the United States
*By: /s/ ANTOINE LARENAUDIE Antoine Larenaudie	Attorney-in-fact

SIGNATURES OF TOTAL CAPITAL INTERNATIONAL
Pursuant to the requirements of the Securities Act of 1933, as amended, Total Capital International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 30, 2021.
TOTAL CAPITAL INTERNATIONAL
By:
/s/ ANTOINE LARENAUDIE

Name:
Antoine Larenaudie

Title:
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 30, 2021.
Signature	Title
JEAN-PIERRE SBRAIRE* Jean-Pierre Sbraire	Chairman and Chief Executive Officer (Principal Executive Officer)
FRÉDÉRIC AGNES* Frédéric Agnès	Chief Accounting Officer (Principal Financial and Accounting Officer), Director
ERIC BOZEC* Eric Bozec	Director
HERVÉ JASKULKÉ* Hervé Jaskulké	Director
/s/ ANTOINE LARENAUDIE Antoine Larenaudie	Director
ROBERT O. HAMMOND* Robert O. Hammond	Authorized Representative in the United States
*By: /s/ ANTOINE LARENAUDIE Antoine Larenaudie	Attorney-in-fact